EXHIBIT 10.38

Includes all amendments through 4/30/04

ZIONS BANCORPORATION

KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

ARTICLE I

Purpose and Scope of the Plan

1.1	Purpose

The purpose of the Plan is to promote the long-term success of Zions Bancorporation by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with Zions Bancorporation and to encourage key employees to acquire a proprietary interest in Zions Bancorporation, to continue employment with Zions Bancorporation, and to render superior performance during such employment.

1.2	Definitions

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

“Board of Directors” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the Zions Bancorporation Change in Control Agreement entered into between the Company and its senior executives from time to time.

“Change in Control” shall have the meaning set forth in the Zions Bancorporation Change in Control Agreement entered into between the Company and its senior executives from time to time.

“CIC Agreement” shall mean the Zions Bancorporation Change in Control Agreements entered into between the Company and its senior executives from time to time.

“Code” means the Internal Revenue Code of 1954, as amended.

“Committee” means the Executive Compensation Committee of the Board of Directors, which committee shall be composed of at least three directors who have not been eligible to receive an award under the Plan at any time within a period of one year immediately preceding the date of their appointment to such committee.

“Common Stock” means the common stock of the Company, without par value, or such other class of shares or other securities as to which the provisions of the Plan may be applicable.

“Company” means Zions Bancorporation.

“Fair Market Value” of a share of Common Stock on any particular date is the mean between the closing dealer “bid” and “ask” prices of a share of Common Stock as quoted by NASDAQ. If no “bid” and “ask” prices are quoted for the date of grant, the Fair Market Value of a share of Common Stock on such date shall be determined with reference to such prices of a share of Common Stock on the first preceding date on which such prices were quoted. If Common Stock is listed on an established stock exchange or exchanges, the Fair Market Value shall be deemed to be the highest closing price of Common Stock on such stock exchange or exchanges on the day the option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred. In the event that Common Stock is not traded on an established stock exchange, and no closing dealer “bid” and “ask” prices are available, then the purchase price shall be 100 percent of the Fair Market Value of one share of Common Stock on the day the option is granted, as determined on the Committee in good faith.

“Grant Date,” as used with respect to a particular Option, means the date as of which such option is granted by the Committee pursuant to the Plan.

“Grantee” means the individual to whom an Option is granted by the Committee pursuant to the Plan.

“Incentive Stock Option” means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock in a manner which qualifies as an Incentive Stock Option as described in Section 422A of the Code of 1954, as amended.

“Option Period” means the period beginning on the Grant Date and ending the day specified in the agreement for each option but in no event longer than the tenth anniversary of the Grant Date.

“Plan” means the Zions Bancorporation Key Employee Incentive Stock Option Plan as set forth herein and as may be amended from time to time.

“Retirement,” as applied to a Grantee, means the Grantee’s termination of employment with Zions Bancorporation at a time when the Grantee receives an immediately payable retirement benefit under the Zions Bancorporation Retirement Plan or under any other retirement plan that is maintained by a subsidiary of Zions Bancorporation and that is determined by the Committee to be the functional equivalent of the Company’s Retirement Plan. [Note: This definition applies only to Options awarded prior to April 30, 2004.]

“Retirement,” as applied to a Grantee, means the Grantee’s termination of employment with Zions Bancorporation other than for Cause and the Grantee has reached the following age with the corresponding number of years of service with the Company:

Age	Years of Service
55	10
56	9
57	8
58	7
59	6
60 and older	5

[Note: This definition applies only to Options awarded on or after April 30, 2004.]

“Zions” means the Company, any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Company, and any other company designated as such by the Committee, but only during the period of such ownership or designation.

“Total and Permanent Disability,” as applied to a Grantee, means that the Grantee; (i) has established to the satisfaction of the Company that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 105[d][4] of the Code); and (ii) has satisfied any requirement imposed by the Committee.

1.3	Aggregate Limitation

(a)	The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 806,000 shares of Common Stock, subject to adjustment in accordance with Section 3.1.

(b)	Any shares of Common Stock to be delivered by the Company upon the exercise of Incentive Stock Options shall be issued from the Company’s authorized but unissued shares of Common Stock or from Treasury Stock acquired by the Company at the discretion of the Board of Directors.

(c)	In the event that any Incentive Stock Option lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such option may again be made subject to an Incentive Stock Option.

1.4	Administration of the Plan

(a)	The Plan shall be administered by the Committee which shall have the authority:

(i)

to determine key employees of Zions and its subsidiaries to whom, and the times as which, Incentive Stock Options shall be granted and the number of shares of Common Stock to be subject to each such option taking into account the nature of the services rendered by the particular employee, the employee’s potential contribution to the long-term success of the Corporation and/or any of its subsidiaries and such other factors as the Committee in its discretion shall deem relevant;

(ii)	to interpret the Plan and to establish rules and regulations relating to it;

(iii)	to prescribe the terms and provisions of the agreements for the grant of Incentive Stock Options; and

(iv)	to make all other determinations necessary or advisable in order to administer the Plan.

(b)	All decisions of the Committee upon questions concerning the Plan or any Incentive Stock Option shall be conclusive.

1.5	Eligibility for Awards

The Committee shall designate from time to time the key employees of Zions and its subsidiaries who are to be granted Incentive Stock Options. In no event may a member of the Committee or any nonemployee Director be granted an Incentive Stock Option.

1.6	Effective Date and Duration of Plan

The Plan shall become effective as of December 28, 1981, upon its adoption by the Board of Directors; provided, that any grant of Incentive Stock Options is subject to the approval of the Plan by the shareholders of the Company within twelve months of adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan shall terminate on March 3, 2005.

ARTICLE II

STOCK OPTIONS

2.1	Grant of Incentive Stock Options

The Committee may from time to time, subject to the provisions of the Plan, grant Incentive Stock Options to key employees to purchase shares of Common Stock allotted in accordance with Section 1.3.

2.2	Option Requirements

(a)	All Incentive Stock Options are intended to qualify as an “incentive stock options” within the meaning of Subsection (b) of Section 422A of the Code.

(b)	An Incentive Stock Option shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise, the

Option Period and any other such terms and conditions consistent with the Plan as the Committee shall determine.

(c)	An Incentive Stock Option shall not be granted on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors.

(d)	An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Zions or any subsidiary corporation.

(e)	An Incentive Stock Option shall not be exercisable after the expiration of the Option Period.

(f)	[deleted]

(g)	The Committee may provide, in the instrument evidencing an Incentive Stock Option, for the lapse of the Incentive Stock Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

(h)	The option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.

(i)	The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which any Grantee may be granted one or more Incentive Stock Options under the Plan (within the meaning of Subsection [b] of Section 422A of the Code) in any calendar year shall not exceed $100,000.00 plus any “unused limit carryover” to such year, determined in accordance with Section 422A(c)(4) of the Code.

(j)	An Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee’s lifetime, shall be exercisable only by the Grantee; except, that the Committee may permit:

(i)	exercise, during Grantee’s lifetime, by Grantee’s guardian or legal representative; and

(ii)	transfer, upon Grantee’s death, to beneficiaries designated by Grantee in a manner authorized by the Company; provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, and with the requirements of Section 422A(b)(5) of the Code.

[Note: Section 2.2(k) below is only applicable to Options granted prior to April 30, 2004]

(k)	In the event of retirement or involuntary termination of employment without cause, the option to exercise shall lapse at the earlier of the Option Period of the Incentive

Stock Option or three months after retirement. In the event of voluntary termination of employment at the election of the employee or termination for cause at the election of the Company, all Incentive Stock Options shall lapse forthwith. In the event of termination due to death or total and permanent disability, any Incentive Stock Options shall lapse at the earlier of the appropriate Option Period or one year after termination due to such causes.

[Note: Section 2.2(k) below is only applicable to Options granted on or after April 30, 2004]

(k)	In the event of Retirement, the time period during which all Incentive Stock Options may be exercised shall lapse at the earlier of:

(i)	the full remaining term of the Option Period,

(ii)	the date the Grantee begins employment with another company that is in the financial services industry unless such employment is specifically approved by the Committee, or

(iii)	up to three years, as determined by the Committee, after Retirement.

In the event of involuntary termination of employment without Cause, the Option shall lapse at the earlier of the end of the Option Period of the Incentive Stock Option or three months after such involuntary termination. In the event of voluntary termination of employment at the election of the employee or termination for cause at the election of the Company, all Incentive Stock Options shall lapse forthwith. In the event of termination due to death or total and permanent disability, any Incentive Stock Options shall lapse at the earlier of the end of the appropriate Option Period or one year after termination due to such causes.

(l)	A person electing to exercise an Incentive Stock Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full specified option purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock of the Company valued at the Fair Market Value on the date of exercise of the Option.

(m)	Notwithstanding anything contained herein to the contrary, upon Retirement of any Grantee, the exercise period for any outstanding Options the exercise price of which on January 18, 2002 was greater than the Fair Market Value of the Company’s Common Stock on such date shall be extended to equal the lesser of 3 years from the date of Retirement or the full remaining term of the Option Period.

ARTICLE III

General Provisions

3.1	Adjustment Provisions

(a)	If:

(i)	any recapitalization, reclassification, split-up or consolidation of Common Stock is effected;

(ii)	the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

(iii)	new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

(iv)	any distribution is made to the holders of Common Stock other than a cash dividend; then the Committee shall make appropriate adjustments to:

(A)	The number and class of shares or other securities that may be issued or transferred pursuant to Incentive Stock Options, and

(B)	The purchase price to be paid per share under outstanding options.

(b)	Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all options previously granted shall lapse on the date of such dissolution or liquidation of the Company.

(c)	Adjustments under Subsection (a) shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

(d)	Except as provided in subparagraphs (a) and (b), the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall not affect the Incentive Stock Options.

3.2	Additional Conditions

Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or Company may impose.

3.3	No Right to Employment

Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of Zions Bancorporation or any of its subsidiaries or shall affect the right of Zions Bancorporation or a subsidiary thereof to terminate the employment of any employee, with or without cause.

3.4	Legal Restrictions

The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock may be listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Incentive Stock Option.

3.5	No Rights as Shareholders

No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Incentive Stock Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Incentive Stock Options shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock of the Company or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

3.6	Withholding Taxes

The Company may require Grantee, as a condition of exercise of an Incentive Stock Option, to pay or reimburse any taxes which it determines it is required to withhold in connection with the grant or exercise of the Incentive Stock Option.

3.7	Choice of Law

The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Utah. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Utah; without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

3.8	Amendment, Suspension and Termination of Plan

The Board of Directors may at any time terminate, suspend or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

(a)	increase the aggregate number of shares which may be issued in connection with Incentive Stock Options;

(b)	change the Incentive Stock Option exercise price;

(c)	increase the maximum period during which Incentive Stock Options may be exercised;

(d)	extend the effective period of the Plan; or

(e)	materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE IV

Change in Control

4.1	Vesting Upon a Change in Control

Notwithstanding anything contained herein to the contrary, upon a Change in Control, all unvested options outstanding under the Plan shall vest immediately.

4.2	Termination Other Than For Cause

Notwithstanding anything contained herein to the contrary, if any Grantee is terminated from employment, other than for Cause, within 2 years following a Change in Control, the exercise period for such Grantee’s outstanding options under the Plan shall automatically be extended to the full remaining term of such options.